CONSENT OF DELOITTE & TOUCHE LLP

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements of Kohlberg Capital Corporation dated November 17, 2006 appearing in the Registration Statement on Form N-2, as amended (File No. 333-136714), for the period August 8, 2006 (inception date) through August 17, 2006.

/s/ DELOITTE & TOUCHE LLP
New York, New York March 16, 2007